Exhibit 99.2

Supplemental Information

March 31, 2013

(Unaudited)

Table of Contents

Company Information	1
Summary	2
Funds From Operations	3
Funds Available for Distribution	4
Capitalization	5
Credit Profile	6-7
Triple-Net Master Lease Profile	8
Indebtedness and Ratios	9
Investments and Dispositions	10
Development	11
Owned Portfolio
Portfolio summary	12
Portfolio concentrations	13
Same property portfolio	14
Lease expirations and debt investment maturities	15
Owned Senior Housing Portfolio
Investments and operator concentration	16
Trends	17
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare information	19
Owned Life Science Portfolio
Investments, tenant concentration and trends	20
Selected lease expirations and leasing activity	21
Owned Medical Office Portfolio
Investments and trends	22
Leasing activity	23
Owned Hospital Portfolio
Investments and operator concentration	24
Trends	25
Investment Management Platform	26
Reporting Definitions and Reconciliations of Non-GAAP Measures	27-32

 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	General Partner
Real Estate Services, Deutsche Bank AG	Sarlot & Rhein

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief Executive Officer	Chairman Emeritus
Kimco Realty Corporation	HCP, Inc.

Lauralee E. Martin	Joseph P. Sullivan
Chief Executive Officer, Americas and Chief Operating and	Chairman Emeritus of the Board of Advisors
Financial Officer, Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Post-Acute and Hospitals
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President
Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080-1920
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067-6388

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President and Chief Financial Officer at (562) 733-5309.

(1)       As of April 25, 2013.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended March 31,
	2013	2012
Revenues	$516,269	$455,827

NOI	429,835	387,182

Adjusted (Cash) NOI	386,794	351,414

YoY SPP Adjusted (Cash) NOI % Growth	1.1%	4.7%

Adjusted EBITDA	$453,527	$390,946

Diluted FFO per common share	0.74	0.64

Diluted FFO as adjusted per common share	0.74	0.67

Diluted FAD per common share	0.62	0.54

Diluted EPS	0.51	0.43

Dividends per common share	$0.525	$0.50

FFO as adjusted payout ratio	71%	75%

FAD payout ratio	85%	93%

Financial leverage	40%	40%

Adjusted fixed charge coverage	3.9x	3.3x

	March 31,	December 31,
Total properties:	2013	2012

Senior housing	445	441

Post-acute/skilled nursing	312	312

Life science	114	113

Medical office	272	273

Hospital	21	21

Total	1,164	1,160

Portfolio Income from Assets Under Management(1)	Assets Under Management: $21.4 billion(2)

(1)          Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the quarter ended March 31, 2013.

(2)          Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at March 31, 2013.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended March 31,
	2013	2012
Net income applicable to common shares	$230,107	$175,257
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,717	85,280
Discontinued operations	—	2,996
DFL depreciation	3,429	3,050
Gain on sales of real estate	—	(2,856)
Equity income from unconsolidated joint ventures	(14,801)	(13,675)
FFO from unconsolidated joint ventures	17,541	16,177
Noncontrolling interests’ and participating securities’ share in earnings	3,677	4,301
Noncontrolling interests’ and participating securities’ share in FFO	(5,141)	(5,724)
FFO applicable to common shares	$339,529	$264,806
Distributions on dilutive convertible units	3,328	3,122
Diluted FFO applicable to common shares	$342,857	$267,928

Weighted average shares used to calculate diluted FFO per share	460,650	417,524

Diluted FFO per common share	$0.74	$0.64

Dividends per common share	$0.525	$0.50

FFO payout ratio	70.9%	78.1%

Impact of adjustments to FFO:

Preferred stock redemption charge(1)	$—	$10,432

FFO as adjusted applicable to common shares	$339,529	$275,238
Distributions on dilutive convertible units and other	3,328	3,089
Diluted FFO as adjusted applicable to common shares	$342,857	$278,327

Weighted average shares used to calculate diluted FFO as adjusted per share	460,650	417,524

Diluted FFO as adjusted per common share	$0.74	$0.67

FFO as adjusted payout ratio	70.9%	74.6%

(1)        In connection with the redemption of the Company’s preferred stock, the Company incurred a one-time, non-cash redemption charge of $10.4 million related to the original issuance costs.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds Available for Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended March 31,
	2013	2012
FFO as adjusted applicable to common shares	$339,529	$275,238
Amortization of above and below market lease intangibles, net	(78)	(697)
Amortization of deferred compensation	5,430	5,373
Amortization of deferred financing costs, net	4,644	4,529
Straight-line rents	(18,793)	(9,927)
DFL accretion(1)	(24,170)	(25,622)
DFL depreciation	(3,429)	(3,050)
Deferred revenues – tenant improvement related	(444)	(487)
Deferred revenues – additional rents (SAB 104)	1,701	2,326
Leasing costs and tenant and capital improvements	(8,959)	(8,931)
Joint venture and other FAD adjustments(1)	(12,049)	(14,429)
FAD applicable to common shares	$283,382	$224,323
Distributions on dilutive convertible units	3,328	1,786
Diluted FAD applicable to common shares	$286,710	$226,109

Weighted average shares used to calculate diluted FAD per share	460,650	415,239

Diluted FAD per common share	$0.62	$0.54

Dividends per common share	$0.525	$0.50

FAD payout ratio	84.7%	92.6%

(1)        For the quarters ended March 31, 2013 and 2012, DFL accretion reflects an elimination of $15.9 million and $14.7 million, respectively. The Company’s ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to its ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which the Company presents as a non-cash joint venture FAD adjustment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	March 31, 2013	December 31, 2012	March 31, 2012
Bank line of credit	$14,000	$—	$—
Term loan(1)	208,213	222,694	—
Senior unsecured notes	6,563,749	6,712,624	5,864,940
Mortgage debt	1,680,792	1,676,544	1,707,132
Mortgage debt on assets held for sale	—	—	49,120
Other debt	78,836	81,958	86,734
Consolidated debt	8,545,590	8,693,820	7,707,926
HCP’s share of unconsolidated debt(2)	141,421	140,705	142,861
Total debt	$8,687,011	$8,834,525	$7,850,787

Total Market Capitalization
	March 31, 2013
	Shares	Value	Total Value
Common stock (NYSE: HCP)	454,417	$49.86	$22,657,232

Convertible partnerships (DownREITs)(3)	6,037	49.86	301,005

Total market equity			$22,958,237

Consolidated debt			8,545,590

Total market equity and consolidated debt			$31,503,827

HCP’s share of unconsolidated debt(2)			141,421

Total market capitalization			$31,645,248

Common Stock and Equivalents
		Weighted Average Shares
	Shares	Three Months Ended March 31, 2013
	Outstanding	Diluted	Diluted	Diluted
	March 31, 2013	EPS	FFO	FAD
Common stock	454,417	453,651	453,651	453,651
Common equivalent securities:
Restricted stock and units	1,687	218	218	218
Dilutive impact of options	744	744	744	744
Convertible partnership units	6,037	—	6,037	6,037
Total common and equivalents	462,885	454,613	460,650	460,650

(1)        Represents £137 million translated into U.S. dollars.

(2)        Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(3)        Convertible partnership (DownREIT) units are exchangeable for an amount of cash equivalent to the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Credit Profile

Financial Leverage

Secured Debt Ratio

Adjusted Fixed Charge Coverage

Net Debt to Adjusted EBITDA

(1)        As of and for the six months ended June 30, 2006 (12 months for adjusted fixed charge coverage). The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)        Financial leverage, secured debt ratio and net debt to adjusted EBITDA are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Credit Profile

Same Property NOI Growth

FFO as Adjusted Payout Ratio

Total Gross Assets

(In billions)

Liquidity(5)

(In billions)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(3) Acquisition	2006	2007	2008	2009	2010	2011	2012	1Q 2013
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2	Baa1	Baa1 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+ (Stable)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+	BBB+	BBB+ (Stable)

(1)        HCP information is presented as originally reported and represents annual SPP cash NOI growth.

(2)        Major Property Sectors information was compiled by Green Street Advisors and is available in their Commercial Property Outlook report dated March 7, 2013 (the “Green Street Report”); this information represents the average annual same property NOI growth equally weighted for each of five major property sectors: apartment, industrial, mall, office, and strip center.  The Company’s definitions of SPP and NOI may not be comparable to the measures compiled in the Green Street Report, as different methodologies may be used to define or calculate inputs to the growth rates presented.

(3)        As of and for the six months ended June 30, 2006. The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended June 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(4)        Total gross assets and liquidity are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(5)        Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Triple-Net Master Lease Profile(1)

10.0x
3.0x
1.50x
1.25x
1.00x
0.75x
0.50x
EBITDAR CFC (Trailing Twelve Months Ended 12/31/12)
0
2
4
6
8
10
12
14
16
18
25
Term (Years to Expiration)
POST 0.4%
HSP 0.5%
SH 0.1%
SH 0.1%
HSP 0.8%
HSP 0.9%
SH 0.1%
POST 0.6%
SH 1.0%
SH 0.8%
SH 1.4%
SH 0.2%
SH 1.4%
SH 1.0%
SH 0.4%
SH 0.5%
SH 1.6%
SH 1.4%
POST 29.0%
SH 1.5%
SH 0.4%
SH 0.5%
SH 0.9%
SH 0.2%
SH 0.6%
SH 0.5%
SH 0.7%
SH 0.7%
SH 0.1%
SH 0.8%
SH 1.9%
SH 0.7%
POST 1.0%
SH 0.2%
Master leases profiled represent 93% of triple-net annualized revenues.(2)
Legend
Investment type:
Senior housing (SH)
Post-acute (POST)
Hospital (HSP)
Corporate guaranty:
Yes
No
Example:
SH 0.5%
Senior housing investment
With corporate guaranty
0.5% of HCP annualized revenues

(1)      Excludes master leases with properties not owned for the number of periods required to calculate CFC.

(2)      Triple-net annualized revenues refer to annualized revenues from triple-net leases in our senior housing, post-acute/skilled nursing and hospital segments and exclude interest income, properties operated under a RIDEA structure, and properties not owned for the number of periods required to calculate CFC.

(3)      Represents HCR ManorCare OpCo (guarantor) fixed charge coverage for their combined senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Indebtedness and Ratios

Dollars in thousands
Debt Maturities and Scheduled Principal Repayments (Amortization)
March 31, 2013
	Bank		Senior					HCP’s Share of
	Line of		Unsecured Notes		Mortgage Debt		Consolidated	Unconsolidated Debt			Total Debt
	Credit	Term Loan(1)	Amounts	Rates(2)	Amounts(3)	Rates(2)	Debt	Amounts(4)	Rates(2)		Amounts	Rates
2013 (9 months)	$—	$—	$400,000	5.80%	$283,104	6.15%	$683,104	$1,404	N/A	%	$684,508	5.93%
2014	—	—	487,000	3.21	180,221	5.78	667,221	887	7.25		668,108	3.91
2015	—	—	400,000	6.57	308,611	6.03	708,611	11,387	5.82		719,998	6.33
2016	14,000	208,213	900,000	5.11	291,941	6.89	1,414,154	47,098	6.05		1,461,252	5.02
2017	—	—	750,000	6.03	550,698	6.04	1,300,698	41,420	5.86		1,342,118	6.03
2018	—	—	600,000	6.83	6,821	5.90	606,821	37,285	5.00		644,106	6.71
2019	—	—	450,000	3.96	2,328	N/A	452,328	47	N/A		452,375	3.94
2020	—	—	800,000	2.79	2,354	5.32	802,354	49	N/A		802,403	2.80
2021	—	—	1,200,000	5.60	9,681	5.36	1,209,681	52	N/A		1,209,733	5.60
2022	—	—	300,000	3.39	1,221	N/A	301,221	54	N/A		301,275	3.38
Thereafter	—	—	300,000	6.89	51,063	5.24	351,063	1,863	5.06		352,926	6.64
Subtotal	14,000	208,213	6,587,000		1,688,043		8,497,256	141,546			8,638,802
Other debt(5)	—	—	—		—		78,836	—			78,836
(Discounts) and premiums, net	—	—	(23,251)		(7,251)		(30,502)	(125)			(30,627)
Total debt	$14,000	$208,213	$6,563,749		$1,680,792		$8,545,590	$141,421			$8,687,011

Weighted average interest rate	1.43%	2.00%	5.10%		6.13%		5.22%	5.77%			5.23%

Weighted average maturity in years	2.95	3.33	5.89		3.48		5.35	4.03			5.32

Ratios			Covenants
	March 31,	December 31,	The following is a summary of the financial covenants under the bank line of credit at March 31, 2013.
	2013	2012
Consolidated Debt/Consolidated Gross Assets	39.6%	40.1%
Financial Leverage (Total Debt/Total Gross Assets)	39.6%	40.2%		Bank Line of Credit
			Financial Covenants(6)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	7.8%	7.7%	Leverage Ratio	No greater than 60%	40%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)	8.3%	8.3%	Secured Debt Ratio	No greater than 30%	9%
			Unsecured Leverage Ratio	No greater than 60%	39%
Fixed and variable rate ratios(7):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.4x
Fixed rate Total Debt	98.9%	99.1%
Variable rate Total Debt	1.1%	0.9%
	100.0%	100.0%

(1)	Represents £137 million translated into U.S. dollars.

(2)	Senior unsecured notes and mortgage debt weighted average effective rates relate to maturing amounts.

(3)	Mortgage debt attributable to non-controlling interests at March 31, 2013 was $65 million.

(4)

Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At March 31, 2013, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(5)	Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(6)

Financial covenants for the bank line of credit are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(7)	$86 million of variable-rate mortgages and £137 million term loan are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Investments and Dispositions

Dollars and square feet in thousands

Investments
Description	Three Months Ended March 31, 2013

Acquisitions of real estate and land	$38,383
Total fundings for development, tenant and capital improvements(1)	42,375
Construction loan commitment fundings	14,957
Total investments	$95,715

Acquisitions of real estate and land for the three months ended March 31, 2013
Location	Date	Capacity	Property Count	Segment	Investment

Anderson, IN	March 8, 2013	38 acres	N/A	Post-acute/skilled	$408
Klamath Falls, OR	March 14, 2013	60 units	1	Senior housing	9,038	(2)
Various Cities, OR	March 26, 2013	190 units	3	Senior housing	28,937	(2)
					$38,383

(1)

The three months ended March 31, 2013, includes the following: (i) $18.9 million of development, (ii) $17.9 million of first generation tenant and capital improvements, and (iii) $5.6 million of second generation tenant and capital improvements (excludes $3.4 million of leasing costs).

(2)	Represents the four remaining senior housing facilities from the Company’s previously announced Blackstone JV acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Development

As of March 31, 2013, dollars and square feet in thousands

Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
Ridgeview	Poway, CA	Life science	2Q 2014	115	$11,724	$22,937

Redevelopment
Durham Research Lab	Durham, NC	Life science	4Q 2013	53	13,990	26,195
Carmichael(4)	Durham, NC	Life science	4Q 2013	38	4,401	16,253
1030 Massachusetts Avenue	Cambridge, MA	Life science	2Q 2014	75	36,821	42,537
Westpark Plaza(5)	Plano, TX	Medical office	2Q 2013	50	10,613	13,585
Innovation Drive	San Diego, CA	Medical office	4Q 2013	84	29,742	33,689
Alaska(5)	Anchorage, AK	Medical office	4Q 2013	32	7,687	9,561
Folsom	Sacramento, CA	Medical office	2Q 2014	92	35,302	39,251
Bayfront	St. Petersburg, FL	Medical office	2Q 2014	135	11,226	21,850

	Total				$161,506	$225,858

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	46	765
Various	Various	57	93
		194

Investment-to-date(2)(3)		$364,684

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$20,430	100
Fresno(7)	Fresno, CA	Hospital	1Q 2013	N/A	19,064	100
				70	$39,494

(1)	Investment-to-date of $162 million includes the following: (i) $54 million in development costs and construction in progress, (ii) $82 million of buildings and (iii) $26 million of land.
(2)	Investment-to-date of $365 million includes the following: (i) $260 million in land (ii) $105 million in development costs and construction in progress.
(3)

Development costs and construction in progress of $224 million presented on the Company’s consolidated balance sheet at March 31, 2013, include the following: (i) $54 million of costs for development projects in process; (ii) $105 million of costs for land held for development; and (iii) $65 million for tenant and other facility related improvement projects in process.

(4)	Represents approximately 33% of the Carmichael facility in redevelopment. The balance of the facility remains in operations.
(5)	Represents approximately 70% and 35% of the Westpark and Alaska facilities, respectively. The balance of both facilities has been placed into operations.
(6)	Represents the investment as of the date the respective property was placed in service.
(7)	Represents approximately 25% of the Fresno hospital that was redeveloped.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Portfolio Summary

As of and for the quarter ended March 31, 2013, dollars and square feet in thousands

Portfolio Summary by Investment Product

Leased	Property			Age			Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	424	$6,834,732	$147,989	15	40,907	Units	85.9	$470,318	1.33 x	$391,142	1.11 x
Post-acute/skilled	312	5,703,523	135,456	34	41,538	Beds	85.5	73,868	2.01 x	54,586	1.48 x
Life science	110	3,387,514	59,947	19	7,072	Sq. Ft.	91.5	N/A	N/A	N/A	N/A
Medical office	206	2,612,353	52,959	20	14,166	Sq. Ft.	91.0	N/A	N/A	N/A	N/A
Hospital	17	670,431	19,882	27	2,410	Beds	54.4	454,026	5.62 x	417,242	5.16 x
	1,069	$19,208,553	$416,233	22

Operating Properties (RIDEA)	Property Count	Investment	NOI	Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$767,411	$13,602	23	5,005	Units	87.0

Debt Investments		Investment	Interest Income
Senior housing		$139,455	$2,401
Post-acute/skilled(3)		314,337	9,985
Hospital(4)		46,292	—
		$500,084	$12,386
Total	1,090	$20,476,048	$442,221

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended March 31, 2013
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income	Income
Senior housing(2)	$185,982	$24,391	$161,591	$143,193	$2,401	$145,594
Post-acute/skilled	136,103	647	135,456	116,158	9,985	126,143
Life science	73,330	13,383	59,947	56,340	—	56,340
Medical office	87,255	34,296	52,959	51,671	—	51,671
Hospital	20,770	888	19,882	19,432	—	19,432
	$503,440	$73,605	$429,835	$386,794	$12,386	$399,180

(1)

EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)

Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the quarter ended March 31, 2013, revenues and operating expenses were $36.9 million and $23.3 million, respectively.

(3)

Includes senior unsecured notes of Four Seasons Health Care with an aggregate par value of £138.5 million, purchased at a discount for £136.8 million with a carrying value translated into U.S. dollars of $208.2 million as of March 31, 2013.

(4)

Includes a senior secured loan to Delphis that was placed on non-accrual status effective January 1, 2011 with a carrying value of $30.7 million at March 31, 2013. For additional information regarding the senior secured loan to Delphis see Note 6 to the Consolidated Financial Statements for the quarter ended March 31, 2013 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

(5)	NOI attributable to non-controlling interests for the quarter ended March 31, 2013 was $2.3 million.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Portfolio Concentrations

As of and for the quarter ended March 31, 2013, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	160	$729,239	$265,652	$3,261,184	$216,956	$147,609	$4,620,640	23
TX	108	874,346	105,060	—	723,780	230,223	1,933,409	10
FL	94	843,656	547,981	—	146,800	62,450	1,600,887	8
PA	55	275,258	1,214,336	—	—	—	1,489,594	7
IL	51	508,676	704,368	—	13,490	—	1,226,534	6
OH	72	216,633	686,293	—	9,421	—	912,347	5
MI	38	177,063	580,795	—	—	—	757,858	4
MD	34	303,312	232,458	—	30,071	—	565,841	3
WA	30	256,918	126,725	—	178,216	—	561,859	3
VA	30	339,132	176,188	—	43,045	—	558,365	3
Other	418	3,077,910	1,063,667	126,330	1,250,574	230,149	5,748,630	28

Total	1,090	$7,602,143	$5,703,523	$3,387,514	$2,612,353	$670,431	$19,975,964	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	160	$15,793	$5,664	$56,346	$3,314	$4,546	$85,663	20
TX	108	19,363	2,168	—	13,482	7,185	42,198	10
FL	94	18,631	12,757	—	3,337	1,325	36,050	8
PA	55	5,509	28,901	—	—	—	34,410	8
IL	51	10,861	16,182	—	328	—	27,371	6
OH	72	4,849	16,958	—	216	—	22,023	5
MI	38	4,063	13,144	—	—	—	17,207	4
MD	34	6,467	5,479	—	712	—	12,658	3
WA	30	4,857	2,963	—	4,491	—	12,311	3
VA	30	6,885	4,353	—	727	—	11,965	3
Other	418	64,313	26,887	3,601	26,352	6,826	127,979	30

Total	1,090	$161,591	$135,456	$59,947	$52,959	$19,882	$429,835	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%
HCR ManorCare	Post-acute/skilled	$489,038	29
Emeritus Corporation	Senior housing	220,649	13
Brookdale Senior Living	Senior housing	135,691	8
Sunrise Senior Living	Senior housing	89,009	5
HCA	Hospital	54,717	3
Amgen	Life science	42,933	3
Genentech	Life science	39,385	2
Four Seasons Health Care	Post-acute/skilled	26,240	2
Kindred	Post-acute/skilled	17,018	1
Capital Senior Living	Senior housing	16,235	1
Other		558,309	33
		$1,689,224	100

(1)

The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent quarter’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Same Property Portfolio

As of March 31, 2013, dollars and square feet in thousands

Three-Month SPP

			Senior		Post-Acute/		Life	Medical
	Total		Housing		Skilled		Science	Office		Hospital

Property count	924		312		312		101	183		16
Investment	$17,696,861		$5,858,895		$5,703,523		$3,229,742	$2,293,079		$611,622
Percent of property portfolio (by investment)	88.6%		77.1%		100%		95.3%	87.8%		91.2%
Capacity			35,584 Units		41,538 Beds		6,685 Sq. Ft.	12,669 Sq. Ft.		2,379 Beds

Year-Over-Year Three-Month SPP

3-Month Occupancy:
March 31, 2013			86.6%		85.3%		92.7%	91.2%		53.6%
March 31, 2012			85.4%		85.5%		91.0%	91.2%		51.7%
% change			1.2%		(0.2%	)	1.7%	—%		1.9%

NOI % change	1.1%		0.2%		1.9%		0.6%	(0.2%)		6.0%

Adjusted NOI:
March 31, 2013	$355,461		$117,461		$116,659		$55,606	$47,273		$18,462
March 31, 2012	$351,427		$115,296		$112,850		$58,908	$47,064		$17,309
Adjusted NOI % change	1.1%		1.9%		3.4%		(5.6%)	0.4%		6.7%

Sequential Three-Month SPP

3-Month Occupancy:
March 31, 2013			86.6%		85.3%		92.7%	91.2%		53.6%
December 31, 2012			86.4%		85.5%		92.5%	92.1%		53.4%
% change			0.2%		(0.2%	)	0.2%	(0.9%	)	0.2%

NOI % change	(0.8%	)	(0.9%	)	(0.2%	)	0.9%	(2.8%	)	(4.8%	)

Adjusted NOI:
March 31, 2013	$355,461		$117,461		$116,659		$55,606	$47,273		$18,462
December 31, 2012	$362,158		$121,657		$116,986		$55,349	$48,762		$19,404
Adjusted NOI % change	(1.8%	)	(3.4%	)	(0.3%	)	0.5%	(3.1%)		(4.9%	)

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Portfolio Lease Expirations and Debt Investment Maturities

At March 31, 2013, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2013(2)	2014	2015	2016	2017	2018	2019	2020	2021	2022	Thereafter

Lease Expirations

Senior housing(3):
Properties	424	—	4	1	15	11	47	10	35	16	3	282
Annualized revenues	$530,178	$—	$1,701	$209	$23,047	$19,175	$90,401	$14,544	$55,344	$17,776	$2,972	$305,009

Post-acute/skilled:
Properties	312	—	9	1	1	9	2	12	5	—	4	269
Annualized revenues	$466,857	$—	$7,197	$450	$320	$8,607	$1,111	$10,434	$5,408	$—	$3,086	$430,244

Life science:
Square feet	6,470	332	360	669	260	824	635	163	958	557	280	1,432
Annualized revenues	$234,349	$5,981	$10,860	$22,786	$6,892	$27,432	$26,660	$5,105	$43,632	$31,724	$8,618	$44,659

Medical office:
Square feet	12,891	1,900	1,798	1,592	1,346	1,623	1,272	851	916	408	541	644
Annualized revenues	$283,421	$38,078	$41,910	$36,206	$28,231	$36,303	$26,393	$18,719	$21,304	$9,509	$12,249	$14,519

Hospital:
Properties	17	1	3	—	—	2	—	5	—	1	1	4
Annualized revenues	$68,849	$2,611	$16,018	$—	$—	$4,776	$—	$7,126	$—	$1,118	$3,589	$33,611

Total annualized revenues	$1,583,654	$46,670	$77,686	$59,651	$58,490	$96,293	$144,565	$55,928	$125,688	$60,127	$30,514	$828,042

% of Total	100	3	5	4	4	6	9	3	8	4	2	52

Debt Investment Maturities (Annualized Revenues)

Senior housing	$10,330	$—	$—	$—	$8,904	$1,426	$—	$—	$—	$—	$—	$—

Post-acute/skilled	$39,580	$940	$—	$—	$—	$12,400	$—	$—	$26,240	$—	$—	$—

Hospital(4)	$1,251	$—	$—	$1,251	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$51,161	$940	$—	$1,251	$8,904	$13,826	$—	$—	$26,240	$—	$—	$—

(1)

The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions. Assumes that none of the tenants exercise any of their renewal or purchase options. See “Tenant Purchase Options” section of Note 12 to the Consolidated Financial Statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC for additional information on leases subject to purchase options.

(2)	Includes month-to-month and holdover leases.
(3)	Excludes $54.4 million related to 21 facilities operated under a RIDEA structure by Brookdale Senior Living.
(4)

Effective January 1, 2011, a senior secured loan to Delphis was placed on non-accrual status. During the quarter ended March 31, 2013, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior secured loan to Delphis see Note 6 to the Consolidated Financial Statements for the quarter ended March 31, 2013 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Senior Housing Portfolio

As of and for the quarter ended March 31, 2013, dollars in thousands

Investments

	Property			Average		Occupancy	EBITDARM(1)(2)		EBITDAR(1)(2)
Leased Properties	Count	Investment	NOI	Age (Years)	Units	%(1)	Amount	CFC	Amount	CFC
Operating Leases:
Assisted living	270	$3,818,953	$82,546	14	22,403	85.9	$274,163	1.32 x	$229,288	1.10 x
Independent living	47	855,894	19,348	18	6,078	87.1	59,929	1.24 x	52,217	1.08 x
CCRCs	14	684,228	15,912	23	4,341	87.4	71,973	1.33 x	58,570	1.08 x
Direct Financing Leases:
Assisted living	27	627,427	12,329	16	3,132	85.9	64,253	1.52 x	51,067	1.21 x
HCR ManorCare(2)	66	848,230	17,854	17	4,953	83.6	N/A	N/A	N/A	N/A

	424	$6,834,732	$147,989	15	40,907	85.9	$470,318	1.33 x	$391,142	1.11 x

Operating	Property			Average		Occupancy
Properties (RIDEA)	Count	Investment	NOI	Age (Years)	Units	%
Assisted living	3	$24,582	$648	22	214	90.3
Independent living	18	742,829	12,954	23	4,791	86.8
	21	$767,411	$13,602	23	5,005	87.0

Debt			Interest
Investments		Investment	Income
Emeritus		$52,000	$793
Construction loans		87,455	1,608
		$139,455	$2,401

Total	445	$7,741,598	$163,992	45,912	86.0

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDARM	EBITDAR
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%(1)	CFC(1)(2)	CFC(1)(2)
Emeritus Corporation(1)	202	98	$2,938,681	38	$64,707	39	18,071	85.5	1.32 x	1.12 x
Brookdale Senior Living	57	60	1,594,645	21	35,391	22	11,058	87.0	1.32 x	1.09 x
Sunrise Senior Living(4)	48	98	1,328,784	17	23,509	14	5,566	87.2	1.47 x	1.19 x
HCR ManorCare(2)	66	100	848,230	11	17,854	11	4,953	83.6	N/A	N/A
Harbor Retirement Associates	14	100	211,278	3	4,173	3	1,338	85.7	1.26 x	1.00 x
Aegis Senior Living	10	80	182,152	2	3,940	2	701	87.7	1.26 x	1.08 x
Other	48	98	637,828	8	14,418	9	4,225	85.8	1.20 x	1.03 x
	445	93	$7,741,598	100	$163,992	100	45,912	86.0	1.33 x	1.11 x

(1)

Occupancy, EBITDARM, EBITDAR and their respective CFC are not presented for the 133 properties purchased under the Blackstone JV acquisition as the requisite number of historical periods required to calculate CFC have not occurred.

(2)

EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(3)	Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.
(4)	Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Portfolio(1)			Total Property Portfolio(1)
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/13	12/31/12	03/31/12	03/31/13(2)	12/31/12(2)(3)	03/31/12(3)

Property count	312	312	312	445	441	314
Investment	$5,858,895	$5,837,890	$5,796,510	$7,602,143	$7,543,163	$5,906,471
Units	35,584	35,592	35,613	45,912	45,669	36,154
3-Month Occupancy %	86.6	86.4	85.4	86.6	86.4	85.9
12-Month Occupancy %	86.0	85.6	85.4	86.0	85.6	85.7
EBITDARM	$470,318	$466,355	$465,612	$470,318	$466,355	$475,716
EBITDARM CFC	1.33 x	1.33 x	1.37 x	1.33 x	1.33 x	1.36 x
EBITDAR	$391,142	$387,817	$388,901	$391,142	$387,817	$399,773
EBITDAR CFC	1.11 x	1.11 x	1.14 x	1.11 x	1.11 x	1.14 x
NOI:
Rental and related revenues	$85,326	$87,777	$83,344
Resident fees and services	36,891	35,920	36,179
DFL income	30,249	30,218	30,156
Operating expenses	(23,498)	(23,797)	(20,966)
	$128,968	$130,118	$128,713
Adjusted NOI:
Straight-line rents	(6,118)	(3,998)	(7,910)
DFL interest accretion	(5,031)	(4,105)	(5,149)
Below market lease intangibles, net	(358)	(358)	(358)
	$117,461	$121,657	$115,296

(1)

EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report. Additionally, EBITDARM, EBITDAR and their respective CFC are not presented for the 21 properties operated under a RIDEA structure.

(2)

Occupancy, EBITDARM, EBITDAR, and their respective CFC are not presented for the 133 properties purchased under the Blackstone JV acquisition as the requisite number of historical periods required to calculate CFC have not occurred.

(3)	Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the quarter ended March 31, 2013, dollars in thousands

Investments

Leased	Property			Average Age		Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	44	$242,871	$8,960	28	5,107	84.5	$73,868	2.01 x	$54,586	1.48 x
HCR ManorCare DFLs(1)	268	5,460,652	126,496	34	36,431	85.7	N/A	N/A	N/A	N/A
Leased properties	312	$5,703,523	$135,456	34	41,538	85.5

Debt		Interest	EBITDA
Investments	Investment	Income	Amount	DSC
Four Seasons Health Care(2)	$208,214	$6,661	N/A	N/A
Tandem/LaVie	98,211	3,096	$22.1	1.74 x
Other	7,912	228	N/A	N/A
	314,337	9,985
Total
	$6,017,860	$145,441

Operator Concentration

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDARM	EBITDAR
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)	268	100	$5,460,652	91	$126,496	87	36,431	85.7	N/A	N/A
Four Seasons Health Care(2)	—	—	208,214	3	6,661	5	—	—	N/A	N/A
Tandem/LaVie	9	100	161,311	3	4,809	3	934	94.9	2.63 x	2.13 x
Covenant Care	12	100	67,623	1	2,701	2	1,328	85.3	2.04 x	1.48 x
Kindred Healthcare	9	100	38,117	1	2,092	1	1,288	80.9	1.36 x	0.79 x
Other	14	79	81,943	1	2,682	2	1,557	80.4	2.08 x	1.61 x
	312	99	$6,017,860	100	$145,441	100	41,538	85.5	2.01 x	1.48 x

(1)

EBITDARM, EBITDAR and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. See HCR ManorCare Leased Portfolio Summary on page 19 of this report.

(2)	Represents £137 million translated into U.S. dollars.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio(1)			Total Leased Portfolio(1)
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/13	12/31/12	03/31/12	03/31/13	12/31/12(2)	03/31/12(2)

Property count	312	312	312	312	312	313
Investment	$5,703,523	$5,669,469	$5,572,193	$5,703,523	$5,669,469	$5,579,365
Beds	41,538	41,538	41,559	41,538	41,538	41,746
3-Month Occupancy %	85.3	85.5	85.5	85.3	85.5	85.5
12-Month Occupancy %	85.5	85.6	86.8	85.5	85.6	86.8
EBITDARM	$73,868	$71,822	$79,918	$73,868	$71,822	$81,309
EBITDARM CFC	2.01 x	1.97 x	2.24 x	2.01 x	1.97 x	2.20 x
EBITDAR	$54,586	$52,701	$61,154	$54,856	$52,701	$60,749
EBITDAR CFC	1.48 x	1.45 x	1.71 x	1.48 x	1.45 x	1.64 x
Quality Mix	63.9%	64.3%	67.0%	63.9%	64.3%	67.9%
NOI:
Rental revenues	$9,482	$9,523	$9,294
DFL income	126,621	126,510	124,379
Operating expenses	(146)	129	(198)
	135,957	136,162	133,475

Adjusted NOI:
Straight-line rents	(170)	(125)	(163)
DFL interest accretion	(19,139)	(19,062)	(20,473)
Above market lease intangibles, net	11	11	11
	$116,659	$116,986	$112,850

HCR ManorCare Leased Portfolio Summary

Dollars in thousands

HCP Investment					HCR ManorCare Performance
		As of and for the Three Months Ended March 31, 2013			For the Trailing Twelve Months Ended December 31, 2012(5)
Investment	Property			Adjusted		Facility EBITDARM(6)		Facility EBITDAR(6)
Summary	Count	Investment(3)	NOI(4)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66	$848,230	$17,854	$14,863	83.6%	N/A	N/A	N/A	N/A
Post-acute/skilled	268	5,460,652	126,496	107,369	85.7%	N/A	N/A	N/A	N/A
Total	334	$6,308,882	$144,350	$122,232	85.4%	$573,809	1.18 x	$402,838	0.83 x

					HCR ManorCare OpCo (guarantor) fixed charge coverage(6)				1.10 x

						For the Trailing Twelve Months Ended
							12/31/12	09/30/12	12/31/11
					Quality mix		68.5%	(7) 68.5%	70.4%

(1)          EBITDARM, EBITDAR, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease with a corporate guaranty. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)          Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

(3)          The Company’s total investment in HCR ManorCare includes accumulated DFL accretion of $291.9 million related to HCP’s equity interest in HCR ManorCare OpCo.

(4)          Assisted living and post-acute/skilled nursing NOI includes reductions of $2.0 million and $13.9 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(5)          Data that follows is not a quarter in arrears.

(6)          HCR ManorCare OpCo Facility EBITDARM and EBITDAR include non-cash accrual charges for general and professional liability claims. HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR that includes home health and hospice EBITDAR, corporate general and administrative expenses and non-cash accrual charges for general and professional liability claims. The fixed charges include cash rent and cash interest expense, if applicable.

(7)          Private-pay and Medicare revenues as a percentage of total revenues are 32.3% and 36.2% respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Life Science Portfolio

As of and for the quarter ended March 31, 2013, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	78	$2,661,313	$46,663	19	4,745	90.0
San Diego	21	599,871	9,683	20	1,581	91.9
Other	11	126,330	3,601	19	746	100.0

	110	$3,387,514	$59,947	19	7,072	91.5

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$42,933	18	684	11
Genentech	39,385	17	794	12
Rigel Pharmaceuticals	13,855	6	147	2
LinkedIn Corporation	13,005	6	373	6
Exelixis, Inc.	12,968	6	295	5
Google	9,298	4	290	4
Myriad Genetics	7,509	3	310	5
Takeda	6,738	3	166	3
ARUP	5,418	2	324	5
General Atomics	4,857	2	281	4
Other	78,383	33	2,806	43

	$234,349	100	6,470	100

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/13	12/31/12	03/31/12	03/31/13	12/31/12(1)	03/31/12(1)

Property count	101	101	101	110	109	108
Investment	$3,229,742	$3,226,272	$3,204,642	$3,387,514	$3,362,298	$3,331,015
Square feet	6,685	6,685	6,685	7,072	7,002	6,924
Occupancy %	92.7	92.5	91.0	91.5	91.3	89.1
NOI:
Rental and related revenues	$60,129	$60,228	$59,887
Tenant recoveries	10,505	11,525	10,279
Operating expenses	(11,794)	(13,454)	(11,687)
	$58,840	$58,299	$58,479
Adjusted NOI:
Straight-line rents	(3,331)	(3,060)	340
Above market lease intangibles, net	97	110	89
	$55,606	$55,349	$58,908

(1)	Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Other
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2013(1)	332	5	$5,981	3	213	$4,016	42	$1,279	77	$686
2014	360	6	10,860	5	233	7,198	127	3,662	—	—
2015	669	10	22,786	10	361	12,110	308	10,676	—	—
Thereafter	5,109	79	194,722	82	3,463	153,617	977	27,679	669	13,426

	6,470	100	$234,349	100	4,270	$176,941	1,454	$43,296	746	$14,112

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2012	6,392	$ 36.39

Development placed in service	70	43.20
Expirations	(105)	50.31
Renewals, amendments and extensions	37	29.30	1.4	$ 28.50	$ 8.01	65	35.2
New leases and expansions	76	25.86		75.21	11.41	74

Leased Square Feet as of March 31, 2013	6,470	$ 36.22

(1)	Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Medical Office Portfolio

As of and for the quarter ended March 31, 2013, dollars and square feet in thousands

Investments

							Healthcare
	Property			Average			System
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %	Affiliated %
On-Campus	159	$2,131,045	$43,209	20	11,838	90.8	100.0
Off-Campus	47	481,308	9,750	20	2,328	92.2	64.4

	206	$2,612,353	$52,959	20	14,166	91.0	94.2

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			At the Period Ended
	03/31/13	12/31/12	03/31/12	03/31/13	12/31/12(1)	03/31/12(1)

Property count	183	183	183	206	207	186
Investment	$2,293,079	$2,286,595	$2,253,188	$2,612,353	$2,613,254	$2,286,122
Square feet	12,669	12,669	12,623	14,166	14,274	12,950
Occupancy %	91.2	92.1	91.2	91.0	92.0	91.2
NOI:
Rental and related revenues	$66,438	$67,244	$66,125
Tenant recoveries	11,231	10,651	11,545
Operating expenses	(29,446)	(28,279)	(29,358)
	$48,223	$49,616	$48,312
Adjusted NOI:
Straight-line rents	(1,048)	(874)	(1,315)
Above market lease intangibles, net	98	83	67
Lease termination fees	—	(63)	—
	$47,273	$48,762	$47,064

(1)	Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2012	13,131	$ 22.64

Redevelopment	(118)	25.04
Expirations	(431)	24.71
Renewals, amendments and extensions	291	23.97	3.3%	$ 6.35	$ 2.30	46	67.6%
New leases	32	21.89		19.52	4.09	54
Terminations	(14)	21.03

Leased Square Feet as of March 31, 2013	12,891	$ 22.75

(1)	For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Owned Hospital Portfolio

As of and for the quarter ended March 31, 2013, dollars in thousands

Investments
Leased	Property			Average		Occupancy	EBITDARM(1)		EBITDAR(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,678	$13,268	36	1,578	50.9	$393,257	6.66 x	$365,949	6.19 x
Rehab	7	99,759	2,935	22	520	63.0	35,485	3.89 x	31,064	3.40 x
Specialty	2	82,789	1,643	29	68	—	16,961	3.22 x	14,972	2.85 x
LTACH	3	35,205	2,036	19	244	51.8	8,323	1.13 x	5,257	0.71 x
	17	$670,431	$19,882	27	2,410	54.4	$454,026	5.62 x	$417,242	5.16 x

Debt			Interest
Investments		Investment	Income
Other		$15,640	$—
Delphis		30,652	—
		$46,292	$—

Total		$716,723	$19,882

Operator Concentration(2)
					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare	3	—	$196,709	27	$4,456	22	756
HCA	1	—	167,169	23	5,405	27	668
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	3,408	17	154
Physicians Surgery Centers	1	—	58,809	8	1,139	6	31
HealthSouth Corporation	5	80	55,981	8	2,302	12	405
Other	6	50	149,255	22	3,172	16	396
	17	41	$716,723	100	$19,882	100	2,410

(1)      Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)      Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio			Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the Twelve Months Ended
	03/31/13	12/31/12	03/31/12	03/31/13	12/31/12(1)	03/31/12(1)

Property count	16	16	16	17	17	17
Investment	$611,622	$611,192	$607,456	$670,431	$650,937	$647,201
Beds	2,379	2,379	2,379	2,410	2,410	2,410
3-Month Occupancy %	53.6	53.4	51.7	53.6	53.4	51.7
12-Month Occupancy %	54.4	53.9	52.5	54.4	53.9	52.5
EBITDARM	$445,231	$425,336	$380,530	$454,026	$434,570	$390,744
EBITDARM CFC	5.72 x	5.48 x	4.97 x	5.62 x	5.39 x	4.91 x
EBITDAR	$409,436	$390,124	$346,009	$417,242	$398,373	$355,101
EBITDAR CFC	5.26 x	5.02 x	4.52 x	5.16 x	4.94 x	4.46 x
NOI:
Rental and related revenues	$19,631	$20,428	$18,614
Operating expenses	(887)	(741)	(929)
	$18,744	$19,687	$17,685
Adjusted NOI:
Straight-line rents	(90)	(90)	(184)
Below market lease intangibles, net	(192)	(193)	(192)
	$18,462	$19,404	$17,309

(1) Amounts are presented as originally reported, without giving effect to discontinued operations and other reclassifications. See Reporting Definitions and Reconciliations of Non-GAAP Measures
25

Investment Management Platform

As of and for the quarter ended March 31, 2013, dollars and square feet in thousands

					Joint		HCP’s
Unconsolidated		Date	HCP’s	Joint	Venture’s	HCP’s Net	Investment	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Mortgage	Equity	Management	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Debt	Investment(1)	Fee Income	(in years)

HCP Ventures III	Medical office	October-06	30%(2)	$144,453	$91,730	$7,410	$99	10
HCP Ventures IV	Medical office	April-07	20%	668,397	377,545	31,480	343	10
HCP Life Science	Life science	August-07	50%-63%	144,767	2,098	68,287	1	97-98
				$957,617	$471,373	$107,177	$443

Selected Financial Data(3)

	Three Months Ended March 31, 2013
	Medical Office	Life Science

Total revenues	$19,095	$2,738
Operating expenses	(8,163)	(460)
NOI	$10,932	$2,278
Depreciation and amortization	(7,196)	(402)
General and administrative	(701)	(13)
Interest expense and other	(7,060)	(48)
Net income (loss)	$(4,025)	$1,815
Depreciation and amortization	7,196	402
FFO	$3,171	$2,217
Amortization of above and below market lease intangibles, net	(163)	—
Amortization of deferred financing costs, net	212	7
Straight-line rents	(377)	43
Leasing costs and tenant and capital improvements	(2,836)	(1,284)
FAD	$7	$983

HCP’s pro rata share of net income (loss)	$(824)	$1,058

HCP’s pro rata share of FFO	$745	$1,279

HCP’s pro rata share of FAD	$70	$507

	Property			Adjusted	Average
HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Capacity	Occupancy %(4)
Medical office:
On-Campus	9	$110,080	$2,117	$2,032	12	619 Sq. Ft.	89.2
Off-Campus	4	34,373	582	612	12	183 Sq. Ft.	91.2
	13	$144,453	$2,699	$2,644	12	802 Sq. Ft.	89.7

HCP Ventures IV
Medical office:
On-Campus	22	$220,367	$2,721	$2,645	24	1,100 Sq. Ft.	77.2
Off-Campus	31	366,647	4,643	4,348	21	1,487 Sq. Ft.	85.0
Hospital
LTACH/Specialty	4	81,383	869	755	8	149 Beds	N/A
	57	$668,397	$8,233	$7,748	21

HCP Life Science
San Francisco	2	$74,700	$1,183	$1,297	16	147 Sq. Ft.	100.0
San Diego	2	70,067	1,095	1,024	17	131 Sq. Ft.	90.3
	4	$144,767	$2,278	$2,321	16	278 Sq. Ft.	95.4

Total	74	$957,617	$13,210	$12,713

(1)

The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)	The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.
(3)	Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office column).
(4)	Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.
See Reporting Definitions and Reconciliations of Non-GAAP Measures
26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage (dollars in thousands):

	Three Months Ended March 31,
	2013	2012

Adjusted EBITDA	$453,527	$390,946
Interest expense:
Continuing operations	$109,351	$103,752
Discontinued operations	—	816
HCP’s share of interest expense from the Investment Management Platform	1,583	1,553
Capitalized interest	4,111	6,683
Preferred stock dividends	—	6,574
Fixed charges	$115,045	$119,378

Adjusted fixed charge coverage	3.9x	3.3x

Annualized Revenues.  The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are calculated based on the most recent quarter’s NOI annualized for 12 months. Annualized revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses annualized revenues for the purpose of determining Operator/Tenant Diversification, Lease Expirations and Debt Investment Maturities. Annualized revenues for properties classified as held for sale are excluded.

Assets Held for Sale.  Assets of discontinued operations in accordance with Accounting Standards Codification Topic 360.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the trailing 12 months and one quarter in arrears from the date reported divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage debt and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage (“DSC”).  Facility EBITDA for the trailing three months and one quarter in arrears divided by Debt Service for the comparable period. Debt Service Coverage is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company under the respective loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been or will be substantially completed.

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments, gains or losses from real estate dispositions, and litigation settlement charge. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP, and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (in thousands):

	Three Months Ended March 31,
	2013	2012

Net income	$233,784	$196,564
Interest expense:
Continuing operations	109,351	103,752
Discontinued operations	—	816
Income taxes:
Continuing operations	881	(709)
Discontinued operations	—	103
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	104,717	85,280
Discontinued operations	—	2,996
Equity income from unconsolidated joint ventures	(14,801)	(13,675)
HCP’s share of EBITDA from the Investment Management Platform	3,607	3,820
Other joint venture adjustments	15,988	14,855
EBITDA	$453,527	$393,802

Gain on sales of real estate	—	(2,856)
Adjusted EBITDA	$453,527	$390,946

Facility EBITDA (“EBITDA”) .  Earnings before interest, taxes, depreciation and amortization for a particular facility (not the Company), for the trailing three months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA has limitations as an analytical tool. Facility EBITDA does not reflect historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company.  All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company.

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR in determining Cash Flow Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR has a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Facility EBITDARM in determining Cash Flow Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental

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Reporting Definitions and Reconciliations of Non-GAAP Measures

measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be comparable to the computations of financial leverage reported by other companies. The Company’s pro rata share of total debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired above/below market lease intangibles, net; (ii) amortization of deferred compensation expense; (iii) amortization of deferred financing costs, net; (iv) straight-line rents; (v) accretion and depreciation related to DFLs; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other real estate investment trusts (“REITs”) or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with net cash flows from operating activities as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a REIT.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for REIT that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (determined in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a REIT between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of REITs, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets, nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of litigation settlement charges, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets and merger-related items. Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offerings which increase the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash consideration of the Company’s pending acquisitions. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income (determined in accordance with GAAP).

FAD Payout Ratio.  Dividends declared per common share divided by Diluted FAD per common share for a given period.  The Company believes the FAD Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FAD being declared as dividends to common stockholders.  FAD Payout Ratio per Common Share is subject to the same limitations noted in the definition of FAD above.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Healthcare System Affiliated.  Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP. The Company defines NOI as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses. NOI excludes interest income, investment management fee income, interest expense, depreciation and amortization, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from and impairments of unconsolidated joint ventures, and discontinued operations. The Company believes NOI provides investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Adjusted NOI is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. Adjusted NOI is sometimes referred to as “cash NOI.” The Company uses NOI and adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The Company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (determined in accordance with GAAP) since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other REITs, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (in thousands):

	Three Months Ended March 31,
	2013	2012
Net income	$233,784	$196,564
Interest income	(12,386)	(819)
Investment management fee income	(443)	(493)
Interest expense	109,351	103,752
Depreciation and amortization	104,717	85,280
General and administrative	20,744	20,089
Other income, net	(12,012)	(436)
Income taxes	881	(709)
Equity income from unconsolidated joint ventures	(14,801)	(13,675)
Total discontinued operations	—	(2,371)
NOI	$429,835	$387,182

Straight-line rents	(18,793)	(9,927)
DFL accretion	(24,170)	(25,622)
Amortization of above and below market lease intangibles, net	(78)	(697)
Lease termination fees	—	(148)
NOI adjustments related to discontinued operations	—	626
Adjusted NOI	$386,794	$351,414

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing leased facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing three-month and 12-month periods and one quarter in arrears from the date reported. For operating properties under a RIDEA structure, occupancy represents the facilities’ average operating occupancy for the period presented. The percentages are calculated based on units, licensed beds and available beds for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease or multiple master leases, a pooling agreement or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-Medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the trailing 12 months and one quarter in arrears from the date reported.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  SPP statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its SPP as stabilized properties that remained in operations and were consistently reported as leased properties or operating properties (RIDEA) for the duration of the year-over-year comparison periods presented. Accordingly, it takes a stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be comparable to the computations of Secured Debt Ratio reported by other companies. The Company’s pro rata share of total secured debt from the Investment Management Platform is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 12, 2013 (2012 metrics), February 14, 2012 (2011 metrics), February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery, and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at book value plus the Company’s pro rata share of total debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets (in thousands):

	March 31, 2013	December 31, 2012	March 31, 2012
Consolidated total assets	$19,732,731	$19,915,555	$17,725,319
Investments in and advances to unconsolidated joint ventures	(209,810)	(212,213)	(220,311)
Accumulated depreciation and amortization	2,082,138	1,980,839	1,716,556
Accumulated depreciation and amortization from assets held for sale	—	—	26,736
Consolidated gross assets	$21,605,059	$21,684,181	$19,248,300
HCP’s share of unconsolidated total assets(1)	274,460	270,744	268,824
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	47,492	46,212	41,667
Total gross assets	$21,927,011	$22,001,137	$19,558,791

(1)   Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

31

Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Units/Square Feet/Beds.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by Investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost basis.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

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